Exhibit 10.48

CERTIFICATE AND ACKNOWLEDGMENT

BY GUARANTORS

I, Derek Schneideman . . . . . . . . . . . . . . . . . . . . . . . . . . . (“Company Officer”) of IA Global, Inc., certify as follows:

1.	I am the CEO IA Golbal, Inc ("Borrower") and am authorised to make this declaration.
2.	The documents (“Transaction Documents”) specified below which were given to me in relation to the loan by Frontier Mortgages Pty Ltd ACN 126 509 322 (“Lender”) to the Borrower:
(a)	Loan agreement;
(b)	Share mortgage over the Borrower’s shares in Australian Secured Financial Limited ACN 120 340 507.
3.	I confirm and acknowledge that:
(a)	I have received the Transaction Documents;
(b)	I have been given an opportunity to read and understand the Transaction Documents;
(c)	I was told by the Lender and Davis Lawyers, the lawyers for the Lender, to obtain independent legal advice in relation to the transaction from a solicitor of our choice;
(d)

I and the Borrower have declined the opportunity to obtain independent legal advice in relation to the Transaction Documents and agree that I and the Borrower understands the legal and practical effect of the Transaction Documents, even though we have not obtained independent legal advice; and

(e)	I understand the consequences of any default by the Borrower or us under the Transaction Documents.
4.

I have read and understood this acknowledgment before the Transaction Documents were executed by the Borrower and understand that the Lender will rely on this certificate and acknowledgment being correctly read understood and executed before executing the Transaction Documents.

Dated this	21st day of	December	2007.

/s/ Derek Schneideman

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